EXECUTION COPY

This SUBORDINATION AGREEMENT (this “Agreement”) dated as of November 13, 2008 is among Sonterra Resources, Inc., a Delaware corporation (the “Company”), North Texas Drilling Services, Inc., a Texas corporation (“North Texas”), Sonterra Operating, Inc., a Delaware corporation (“Operating”), Velocity Energy Limited LLC, a Texas limited liability company (“Limited”), Velocity Energy Inc., a Delaware corporation (“Velocity”), Velocity Energy Offshore LP, a Delaware limited partnership (“Offshore”), Velocity Energy Partners LP, a Delaware limited partnership (“Onshore”; the Company, North Texas, Operating, Limited, Velocity, Offshore and Onshore, each an “Obligor” and, together, “Obligors”), Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership (“Marquis”), The Longview Fund, L.P., a California limited partnership (“Longview”), the Buyers (as defined below), and Summerline Asset Management, LLC, a Delaware limited liability company, in its capacity as collateral agent for itself and for the Buyers (including any successor agent, hereinafter, the “Collateral Agent”).

RECITALS

A. Company has executed and delivered to the Buyers those certain senior secured notes dated as of the date hereof (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, supplemented, restated or modified and in effect from time to time, being herein referred to individually and collectively as the “Notes”). The Notes were issued pursuant to that certain Securities Purchase Agreement dated as of November 13, 2008 (as the same has been and hereafter may be amended, modified, supplemented or restated, the “Purchase Agreement”) by and among the Company and Buyers.

B. Each of the Obligors (other than the Company) (each such entity, together with each other person or entity who becomes a party to the Guaranty (as defined herein) by execution of a joinder in the form of Exhibit A attached thereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”) have executed a Guaranty dated as of November 13, 2008 (as the same may be amended, supplemented, restated or modified and in effect from time to time, the “Guaranty”) in favor of the Collateral Agent in respect of Company’s obligations under the Purchase Agreement and the Notes.

C. The Company and Longview have entered into a Subordinated Note dated as of November 13, 2008 pursuant to which, among other things, Longview has extended credit to the Company in the aggregate original principal amount of $2,210,550.92 (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, collectively, the “Longview Subordinated Note”), and pursuant to which the Company has incurred and may hereafter incur other obligations and liabilities to Longview.

D. The Company and Marquis have entered into a Subordinated Note dated as of November 13, 2008 pursuant to which, among other things, Marquis has extended credit to the Company in the aggregate original principal amount of $9,440,000 (as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted hereunder and including any notes issued in exchange or substitution therefor, collectively, the “Marquis Subordinated Note”; Longview Subordinated Note and Marquis Subordinated Note, each a “Subordinated Note” and, together, “Subordinated Notes”), and pursuant to which the Company has incurred and may hereafter incur other obligations and liabilities to Marquis.

E. The Subordinated Notes were issued pursuant to that certain Securities Exchange Agreement dated as of November 13, 2008 (as the same has been and hereafter may be amended, modified, supplemented or restated, the “Exchange Agreement”) by and among the Company and the Subordinated Creditors.

NOW, THEREFORE, in reliance upon this Agreement, to induce the Buyers enter into the Purchase Agreement, purchase the Notes and make the financial accommodations available to the Company under the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used but not elsewhere defined in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement and the Notes. The following terms shall have the following meanings in this Agreement:

Buyers shall mean holders of Senior Indebtedness, including, without limitation, any holder of any Senior Indebtedness after the consummation of any Permitted Refinancing.

Enforcement Action is defined in subsection 2.7.

Loan Documents means collectively the Purchase Agreement, the Notes, the Warrants, the Mortgages, the Security Agreement and other Security Documents, the Guaranty, the Pledge Agreement, the other Transaction Documents and each of the other agreements to which any Obligor is a party or is bound in connection with the transactions contemplated under the Purchase Agreement and the Notes.

Paid in Full or Payment in Full means the indefeasible payment in full in cash of all Senior Indebtedness and termination of all commitments to lend under the Loan Documents and Permitted Refinancing Loan Documents.

Permitted Refinancing means any refinancing of the Senior Indebtedness.

Permitted Refinancing Loan Documents means any and all agreements, documents and instruments executed in connection with a Permitted Refinancing of Senior Indebtedness.

Proceeding is defined in subsection 2.3.

Senior Indebtedness means the obligations, liabilities and other amounts owed under the Purchase Agreement, the Notes or any other Loan Document, including all principal, interest, fees, expenses, indemnities and enforcements costs, whether before or after the commencement of a Proceeding and without regard to whether or not an allowed claim, and all obligations and liabilities incurred with respect to Permitted Refinancings, together with any amendments, restatements, modifications, renewals or extensions of any thereof.

Subordinated Creditor shall mean any “Subordinated Creditor” which is a signatory to this Agreement and any other holders of any Subordinated Note or any other Subordinated Indebtedness from time to time as permitted hereunder.

Subordinated Default means a default in the payment of the Subordinated Indebtedness, or performance of any term, covenant or condition contained in the Subordinated Indebtedness Documents or the occurrence of any event or condition, which default, event or condition permits a Subordinated Creditor to accelerate or demand payment of all or any portion of the Subordinated Indebtedness.

Subordinated Default Notice means a written notice to Collateral Agent pursuant to which Collateral Agent is notified of the existence of a Subordinated Default, which notice incorporates a reasonably detailed description of such Subordinated Default.

Subordinated Indebtedness means all of the obligations of Obligors to Subordinated Creditors evidenced by the Subordinated Notes and all other amounts now or hereafter owed by Obligors to Subordinated Creditors pursuant to the Subordinated Indebtedness Documents.

Subordinated Indebtedness Documents means the Exchange Agreement, the Subordinated Notes, the Subordinated Warrant and all other documents and instruments evidencing or pertaining to any portion of the Subordinated Indebtedness, as amended, supplemented, restated or otherwise modified from time to time as permitted hereunder.

Subordinated Warrant means the Warrant (as defined in the Exchange Agreement).

2. Subordination of Subordinated Indebtedness to Senior Indebtedness.

2.1 Subordination. The payment of any and all of the Subordinated Indebtedness hereby expressly is subordinated, to the extent and in the manner set forth herein, to the Payment in Full of the Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter arising, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained herein.

2.2 Restriction on Payments. Notwithstanding any provision of the Subordinated Indebtedness Documents to the contrary and in addition to any other limitations set forth herein or therein, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Subordinated Indebtedness shall be made or received, and no Subordinated Creditor shall exercise any right of set-off or recoupment with respect to any Subordinated Indebtedness, until all of the Senior Indebtedness is Paid in Full; provided, however, that Company may make regularly scheduled payments of interest, at the per annum rate of not more than the Interest Rate (as defined in the Subordinated Notes), on the Subordinated Notes due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Notes as in effect on the date hereof or as modified in accordance with the terms of this Agreement, including, without limitation, subject to the restrictions set forth in Section 2.7; provided, further, that the Obligors and Subordinated Creditors further agree that no such payment (whether in cash, equity, or other property or by set-off) of principal, interest, or any amount due with respect to the Subordinated Notes may be made by any Obligor or accepted by any Subordinated Creditor if, at the time of such payment, an Event of Default under any Loan Document exists or would occur after giving effect thereto. The Company may resume making such permitted payments (and may make any such permitted payments missed due to the application of this Section 2.2 in respect of the Subordinated notes) upon a cure or waiver of such Event of Default (as evidenced by a written notice from the Collateral Agent to Subordinated Creditors).

2.3 Proceedings. In the event of any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Obligor or any of its Subsidiaries (a “Proceeding”):

(i) the Buyers shall be entitled to receive payment in full in cash of the Senior Indebtedness before any Subordinated Creditor is entitled to receive any payment upon the Subordinated Indebtedness, and Buyers shall be entitled to receive for application in payment such Senior Indebtedness any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such Proceedings in respect of the Subordinated Indebtedness;

(ii) any payment or distribution of assets of any Obligor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Subordinated Creditor would be entitled pursuant to the Subordinated Indebtedness but for the provisions hereof shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Collateral Agent for the benefit of Buyers until the Senior Indebtedness shall have been Paid in Full, and each Subordinated Creditor acknowledges and agrees that such payment or distribution may, particularly with respect to interest on Senior Indebtedness after the commencement of a Proceeding, result in such Subordinated Creditor receiving less than it would otherwise receive;

(iii) each Subordinated Creditor hereby irrevocably (x) authorizes, empowers and directs all receivers, trustees, debtors in possession, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries, and each Subordinated Creditor also irrevocably authorizes, empowers and directs, the Collateral Agent until the Senior Indebtedness shall have been Paid in Full, to demand, sue for, collect and receive every such payment or distribution, and (y) agrees to execute and deliver to the Collateral Agent and the Buyers all such further instruments confirming the authorization referred to in the foregoing clause (x); and

(iv) each Subordinated Creditor hereby irrevocably authorizes, empowers and appoints Collateral Agent (until the Senior Indebtedness shall have been Paid in Full) as its agent and attorney in fact to (x) execute, verify, deliver and file such proofs of claim upon the failure of a Subordinated Creditor promptly to do so (and in any event prior to thirty (30) days before the expiration of the time to file any proof) and (y) vote such claims in any such Proceeding; provided that no holder of Senior Indebtedness shall have any obligation to execute, verify, deliver and/or file any such proof of claim or vote such claim. In the event the Collateral Agent or any Buyer (or any agent, designee or nominee thereof) votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions hereof shall continue to govern the relative rights and priorities of Buyers and the Subordinated Creditors even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and the provisions hereof shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by Collateral Agent, any Buyer or any agent, designee or nominee of such holder.

2.4 Incorrect Payments. If any payment (whether made in cash, securities or other property) not permitted under this Agreement is received by any Subordinated Creditor on account of the Subordinated Indebtedness before all Senior Indebtedness is Paid in Full, such payment shall not be commingled with any asset of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of the Buyers and shall promptly be paid over to the Collateral Agent or its designated representative, for application (in accordance with the Purchase Agreement, the Notes or the Permitted Refinancing Loan Documents) to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is Paid in Full.

2.5 Sale, Transfer. No Subordinated Creditor shall sell, assign, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness (a) without giving prior written notice of such action to Collateral Agent, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Collateral Agent a joinder to this Agreement, or an agreement substantially identical to this Agreement and acceptable to the Collateral Agent, in either case providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Collateral Agent and Buyers arising under this Agreement and (c) unless following such sale, assignment, pledge, disposition or other transfer, there shall either be (i) no more than two holders of Subordinated Indebtedness or (ii) one Person acting as agent for all holders of the Subordinated Indebtedness pursuant to documentation reasonably satisfactory to Collateral Agent such that any notices and communications to be delivered to Subordinated Creditors hereunder and any consents required by Subordinated Creditors shall be made to or obtained from such agent and shall be binding on each Subordinated Creditor as if directly obtained from such Subordinated Creditor. In the event of a permitted sale, assignment, disposition or other transfer, the Subordinated Creditors engaging in such sale, assignment, disposition or other transfer, prior to the consummation of any such action, shall cause the transferee thereof to execute and deliver to Collateral Agent a joinder to this Agreement, or an agreement substantially identical to this Agreement and acceptable to the Collateral Agent, in either case providing for the continued subordination and forbearance of the Subordinated Indebtedness to the Senior Indebtedness as provided herein and for the continued effectiveness of all of the rights of Buyers and Collateral Agent arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Indebtedness, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 10 below.

2.6 Legends. Until the Senior Indebtedness is Paid in Full, each of the Subordinated Indebtedness Documents at all times shall contain in a conspicuous manner the following legend:

“This Note [or other Subordinated Indebtedness Document] and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of November 13, 2008, among Sonterra Resources, Inc., a Delaware corporation, North Texas Drilling Services, Inc., a Texas corporation, Sonterra Operating, Inc., a Delaware corporation, Velocity Energy Limited LLC, a Texas limited liability company, Velocity Energy Inc., a Delaware corporation, Velocity Energy Offshore LP, a Delaware limited partnership, Velocity Energy Partners LP, a Delaware limited partnership, Longview Marquis Master Fund, L.P., a British Virgin Island limited partnership, The Longview Fund, L.P., a California limited partnership, and Summerline Asset Management, LLC, to the Senior Indebtedness (as defined in the Subordination Agreement); and each holder of this Note [or other Subordinated Indebtedness Document], by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

2.7 Restriction on Action by Subordinated Creditors.

(a) Until the Senior Indebtedness is Paid in Full and notwithstanding anything contained in the Subordinated Indebtedness Documents, the Purchase Agreement, the other Loan Documents or the Permitted Refinancing Loan Documents to the contrary, no Subordinated Creditor shall, without the prior written consent of Collateral Agent, agree to any amendment, modification or supplement to the Subordinated Indebtedness Documents, the effect of which is to (i) increase the maximum principal amount of the Subordinated Indebtedness or rate of interest (or cash pay rate of interest) on any of the Subordinated Indebtedness, (ii) shorten the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iii) change in a manner adverse to any Obligor or add any event of default or add or make more restrictive any covenant with respect to the Subordinated Indebtedness, (iv) change the redemption, prepayment or put provisions of the Subordinated Indebtedness, (v) alter the subordination provisions with respect to the Subordinated Indebtedness, including, without limitation, subordinating the Subordinated Indebtedness to any other debt, (vi) shorten the maturity date of any of the Subordinated Indebtedness or otherwise alter the repayment terms of the Subordinated Indebtedness in a manner adverse to any Obligor, (vii) take any liens in any assets of any Obligor or any of its Subsidiaries or any other assets securing the Senior Indebtedness, or (viii) change or amend any other term of the Subordinated Indebtedness Documents if such change or amendment would increase the obligations of any Obligor or confer additional material rights on any Subordinated Creditor or any other holder of the Subordinated Indebtedness in a manner adverse to any Obligor, Collateral Agent or Buyers. Notwithstanding the foregoing, until the Senior Indebtedness is Paid in Full and notwithstanding anything contained in the Subordinated Warrant, the Purchase Agreement, the other Loan Documents or the Permitted Refinancing Loan Documents to the contrary, no Subordinated Creditor shall, without the prior written consent of Collateral Agent, agree to any amendment, modification or supplement to the Subordinated Warrant.

(b) Until the Senior Indebtedness is Paid in Full, no Subordinated Creditor shall, without the prior written consent of Collateral Agent, take or continue any action, or exercise any rights, remedies or powers in respect of any of the Subordinated Note or any other Subordinated Indebtedness Documents, or exercise or continue to exercise any other right or remedy at law or in equity that a Subordinated Creditor might otherwise possess, to collect any amount due and payable in respect of any Subordinated Note or any of the other Subordinated Indebtedness, including, without limitation, the acceleration of the Subordinated Indebtedness, the commencement of any action to enforce payment or foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction (any of the foregoing, an “Enforcement Action”). If any Subordinated Creditor shall attempt to take any Enforcement Action or otherwise seek to collect or realize upon any of the Subordinated Indebtedness in violation of the terms hereof, the holders of the Senior Indebtedness may, by virtue of the terms hereof, restrain any such Enforcement Action or other action, either in its own name or in the name of the applicable Obligor.

(c) Until the Senior Indebtedness is Paid in Full, any Liens of Subordinated Creditors in the Collateral which may exist in breach of each Subordinated Creditor's agreement pursuant to subsection 2.7(a)(vii) or Section 18 of this Agreement shall be and hereby are subordinated for all purposes and in all respects to the Liens of Collateral Agent and Buyers in the Collateral, regardless of the time, manner or order of perfection of any such Liens. In the event that any Subordinated Creditor obtains any Liens in the Collateral in violation of subsection 2.7(a)(vii) or Section 18 of this Agreement, Subordinated Creditors (i) shall (or shall cause their agent) to promptly execute and deliver to Collateral Agent such termination statements and releases as Collateral Agent shall request to effect the release of the Liens of such Subordinated Creditor in such Collateral and (ii) shall be deemed to have authorized Collateral Agent to file any and all termination statements required by Collateral Agent in respect of such Liens. In furtherance of the foregoing, each Subordinated Creditor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, to execute and deliver any document or instrument which such Subordinated Creditor may be required to deliver pursuant to this subsection 2.7(c).

3. Continued Effectiveness of this Agreement; Modifications to Senior Indebtedness.

(a) The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Subordinated Creditors, Collateral Agent and Buyers arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any amendment or modification of or supplement to the Purchase Agreement, any other Loan Document or any Permitted Refinancing Loan Document or any Subordinated Indebtedness Document; (ii) the validity or enforceability of any of such documents; or (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (i) above.

(b) Collateral Agent and Buyers may at any time and from time to time in their sole discretion, renew, amend, refinance, extend or otherwise modify the terms and provisions of Senior Indebtedness (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default or any other matter) or exercise (or refrain from exercising) any of their rights under the Loan Documents, all without notice to or consent from the Subordinated Creditors and without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement. No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of Senior Indebtedness or the Loan Documents, whether or not in accordance with the provisions of the Senior Indebtedness, shall in any way alter or affect any of the subordination provisions hereof.

4. Representations and Warranties.

(a) Each Subordinated Creditor hereby represents and warrants (as to itself and not as to any other Subordinated Creditor) to Collateral Agent and Buyers as follows:

4.1 Existence and Power. Such Subordinated Creditor is duly organized or formed, validly existing and in good standing under the laws of the state of its organization.

4.2 Authority. Such Subordinated Creditor has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action and are not prohibited by the organizational documents of such Subordinated Creditor.

4.3 Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Subordinated Creditor enforceable in accordance with its terms.

4.4 Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on such Subordinated Creditor or affecting the property of such Subordinated Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of, this Agreement. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of such Subordinated Creditor pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of such Subordinated Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement.

4.5 No Divestiture. On the date hereof, each Subordinated Creditor which is signatory hereto is the current owner and holder of its Subordinated Note and all other Subordinated Indebtedness Documents.

4.6 Default under Subordinated Indebtedness Documents. (a) On the date hereof, no default exists under or with respect to the Subordinated Note or any of the other Subordinated Indebtedness Documents.

(b) Each Obligor hereby represents and warrants to Collateral Agent and Buyers that the signatories to this Agreement under the heading “Subordinated Creditors” constitute all of the holders of the Subordinated Note and the other Subordinated Indebtedness.

5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Collateral Agent or Buyers hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Purchase Agreement, the other Loan Documents or Permitted Refinancing Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Collateral Agent or Buyers, from time to time, concurrently or independently and as often and in such order as Collateral Agent or Buyers may deem expedient. Any failure or delay on the part of Collateral Agent or Buyers in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Collateral Agent’s or Buyers’ right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Collateral Agent’s or Buyers’ rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Collateral Agent or any Subordinated Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Collateral Agent and the holders of at least 66 2/3% of the then outstanding principal balance of the Subordinated Notes, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific instance and for the specific purpose given; provided, that, any such modification, waiver or consent shall be effective with respect to all of the Subordinated Notes. Any notice to or demand on any Subordinated Creditor in any event not specifically required of Collateral Agent hereunder shall not entitle any Subordinated Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Additional Documents and Actions. Each Subordinated Creditor at any time, and from time to time, after the execution and delivery of this Agreement, upon the request of Collateral Agent and at the expense of Company, promptly will execute and deliver such further documents and do such further acts and things as Collateral Agent may request in order to effect fully the purposes of this Agreement.

8. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Subordinated Creditors:	The Longview Fund, L.P. c/o Viking Asset Management, LLC 600 Montgomery Street, 44th Floor San Francisco, California 94111 Attention: S. Michael Rudolph Telecopy: (415) 981-5301

and: with a copy to:
Longview Marquis Master Fund, L.P.
c/o Viking Asset Management, LLC
600 Montgomery Street, 44th Floor
San Francisco, California 94111
Attention: Peter T. Benz
Telecopy: (415) 981-5301

Summerline Asset Management, LLC
70 West Red Oak Lane, 4th Floor
White Plains, New York 10604
Attention: Robert J. Brantman
Telecopy: (914) 697-4767

If to any Obligor:	c/o Sonterra Resources, Inc. 523 N. Sam Houston Pkwy. E., Suite 175 Houston, Texas 77060 Attention: D.E. Vandenberg Telecopy: 281-741-0895
with a copy to:	Duane Morris LLP 3200 Southwest Freeway, Suite 3150 Houston, Texas 77027 Attention: Charles Harrell, Esq. Facsimile: 713-402-3901
If to Collateral Agent:	Summerline Asset Management, LLC 70 West Red Oak Lane, 4th Floor White Plains, New York 10604 Attention: Robert J. Brantman Telecopy: (914) 697-4767
with a copy to:	Katten Muchin Rosenman LLP 525 West Monroe Street Chicago, Illinois 60661-3693 Attn: Mark Wood, Esq. Telecopy: (312) 577-8858

or, in the case of party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

9. Severability. In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provisions hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

10. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Collateral Agent and Buyers and shall be binding upon the successors and assigns of Subordinated Creditors and Obligors.

11. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

12. Defines Rights of Creditors; Subrogation.

(a) The provisions of this Agreement are solely for the purpose of defining the relative rights of Subordinated Creditors, Collateral Agent and Buyers and shall not be deemed to (i) create any rights or priorities in favor of any other Person, including, without limitation, any Obligor, or (ii) amend any of the Loan Documents or in any way waive any of the rights that the Collateral Agent and the Buyers have against any Obligor under the Loan Documents.

(b) Subject to the Payment in Full of the Senior Indebtedness, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Agreement to the payment of Senior Indebtedness, then and in each such event, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Senior Indebtedness to receive any further payment or distribution in respect of or applicable to the Senior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Indebtedness by the holders of the Subordinated Indebtedness shall, as between any Obligor, its creditors other than the holders of Senior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by such Obligor to or on account of Senior Indebtedness.

13. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Indebtedness Documents, the provisions of this Agreement shall control and govern. For purposes of this Section 13, to the extent that any provisions of any of the Subordinated Indebtedness Documents provide rights, remedies and benefits to Collateral Agent or Buyers that exceed the rights, remedies and benefits provided to Collateral Agent or Buyers under this Agreement, such provisions of the applicable Subordinated Indebtedness Documents shall be deemed to supplement (and not to conflict with) the provisions hereof.

14. Statement of Indebtedness to Subordinated Creditors. Company will furnish to Collateral Agent upon demand, a statement of the indebtedness owing from Obligors to Subordinated Creditors, and will give Collateral Agent access to the books of Obligors in accordance with the Purchase Agreement so that Collateral Agent can make a full examination of the status of such indebtedness.

15. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

16. Termination. This Agreement shall terminate upon the Payment in Full of the Senior Indebtedness.

17. Subordinated Default Notice. Subordinated Creditors and Company each shall provide Collateral Agent with a Subordinated Default Notice upon the occurrence of each Subordinated Default, and Subordinated Creditors shall notify Collateral Agent in the event such Subordinated Default is cured or waived.

18. No Contest of Senior Indebtedness or Liens; No Security for Subordinated Indebtedness. Each Subordinated Creditor agrees that it will not, and will not encourage any other Person to, at any time, contest the validity, perfection, priority or enforceability of the Senior Indebtedness or Liens in the Collateral granted to Collateral Agent pursuant to the Purchase Agreement, the other Loan Documents or the Permitted Refinancing Loan Documents or accept or take any collateral security for the Subordinated Indebtedness. In furtherance of the foregoing, on the date hereof, each Subordinated Creditor hereby represents and warrants that it has not taken or received a security interest in, or lien upon, any asset of any Obligor, whether in respect of the Subordinated Indebtedness or otherwise.

19. Governing Law, Jurisdiction Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

20. Waiver of Consolidation. Each Subordinated Creditor acknowledges and agrees that (i) Obligors are each separate and distinct entities; and (ii) it will not at any time insist upon, plead or seek advantage of any substantive consolidation, piercing the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of Obligors in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

21. Waiver. Each of Existing Collateral Agent (as defined below), Collateral Agent, Marquis and Longview acknowledges and agrees that (i) Katten Muchin Rosenman LLP (“Katten”) regularly represents each of Existing Collateral Agent, Collateral Agent, Marquis and Longview on various matters, including matters similar to those contemplated by this Agreement, and represented (a) Viking Asset Management, LLC, a California limited liability company (“Existing Collateral Agent”), and Longview in connection with Longview’s acquisition of certain notes previously issued by certain Obligors (the “Existing Indebtedness”), which notes have been converted into the Longview Subordinated Note pursuant to the Securities Exchange Agreement, and (b) Collateral Agent and Marquis in connection with the Loan Documents, (ii) Marquis has requested that Katten draft, and Katten has drafted, the Marquis Subordinated Note based on terms provided to Katten by Marquis, (iii) the interests of each of Existing Collateral Agent, Collateral Agent, Marquis and Longview differ, and may be adverse to, those of the other with respect to this Agreement, the Loan Documents and the Subordinated Indebtedness Documents, and the interests of any of the parties hereto may otherwise be adverse to the interests of other parties hereto, (iv) Existing Collateral Agent and Longview have retained separate counsel to represent such Person in connection with negotiating this Agreement and the Longview Subordinated Note, and the terms and provisions hereof and thereof, (v) Katten has represented Marquis and the Collateral Agent in connection with any negotiation between or among the parties hereto with respect to this Agreement, the Loan Documents and the Marquis Subordinated Note, but, in the event of any dispute arising between or among Existing Collateral Agent, Collateral Agent, Marquis, or Longview in connection with, or relating to, this Agreement, the Loan Documents, or the Subordinated Indebtedness Documents, Katten will be unable to represent any of Existing Collateral Agent, Collateral Agent, Marquis, or Longview, and (vi) each of Existing Collateral Agent, Collateral Agent, Marquis and Longview consents to Katten’s representation of Marquis and Collateral Agent as described above, notwithstanding the existence of any potential or actual conflicts of interest between or among Existing Collateral Agent, Collateral Agent, Marquis and Longview.

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IN WITNESS WHEREOF, each Subordinated Creditor, each Obligor, Collateral Agent and Buyers has caused this Agreement to be executed as of the date first above written.

SUBORDINATED CREDITORS:

LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Island limited partnership, as a Subordinated Creditor

By: Viking Asset Management, LLC
Its: Investment Adviser

By:	/s/ Peter T. Benz
Name:	Peter T. Benz
Title:	Chairman

THE LONGVIEW FUND, L.P., a California limited partnership, as a Subordinated Creditor

By:	Viking Asset Management, LLC
Its:	Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

SOLELY FOR THE PURPOSE OF SECTION 21 HEREOF

VIKING ASSET MANAGEMENT, LLC, a California limited liability company

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

Subordination Agreement

OBLIGORS:

SONTERRA RESOURCES, INC., a Delaware corporation

By:	/s/ D. E. Vandenberg
Name:	D.E. Vandenberg
Title:	President

NORTH TEXAS DRILLING SERVICES, INC., a Texas corporation

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

SONTERRA OPERATING, INC., a Delaware corporation

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

VELOCITY ENERGY LIMITED LLC, a Texas limited liability company

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

VELOCITY ENERGY INC., a Delaware corporation

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

VELOCITY ENERGY OFFSHORE LP, a Delaware limited partnership

By:	Velocity Energy Limited LLC, its general partner

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

Subordination Agreement

VELOCITY ENERGY PARTNERS LP, a Delaware limited partnership

By:	Velocity Energy Limited LLC, its general partner

By:	/s/ D. E. Vandenberg
Name:	D. E. Vandenberg
Title:	President

Subordination Agreement

COLLATERAL AGENT:

SUMMERLINE ASSET MANAGEMENT, LLC, in its capacity as collateral agent for Buyers

By:	/s/ Robert J. Brantman
Name:	Robert J. Brantman
Title:	Co-Managing Member

BUYERS:

LONGVIEW MARQUIS MASTER FUND, L.P., a British Virgin Island limited partnership, as a Buyer

By:	Viking Asset Management, LLC
Its:	Investment Adviser

By:	/s/ Peter T. Benz
Name:	Peter T. Benz
Title:	Chairman

Subordination Agreement